United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

May 13, 2010

Date of Report

[Date of Earliest Event Reported]

VIBROSAUN INTERNATIONAL, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-53411	26-3788124
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3884 East North Little Cottonwood Rd.

Salt Lake City, Utah 84092

(Address of Principal Executive Offices)

(801) 580-4555

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Changes in Control of Registrant.

On May 13, 2010, Vincent & Rees, L.C. (the “Buyer”), entered into a Stock Purchase Agreement (the “SPA”) with Chiricahua Company, a Utah limited liability company and the holder of 2,400,000 shares, representing approximately 80% of the outstanding common stock of Vibrosaun International, Inc., a Nevada corporation (the “Company”), by which the Buyer agreed to purchase 2,279,000 shares of Chiricahua Company’s common stock for $119,197 or $0.0523 per share.

At the closing of the SPA, the Buyer became the holder of an aggregate of approximately 76% of the Company’s outstanding shares of common stock.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2010, the Board of Directors, while accepting the resignations of David C. Merrell as President and Mike Brown as a director and the Secretary/Treasurer, in seriatim, elected Mr. David M. Rees to serve on the Board of Directors and as the President of the Company, and elected Jamie McInelly as Secretary/Treasurer of the Company.  David C. Merrell will continue as a director of the Company.

David M. Rees has been a partner in the Salt Lake City firm of Vincent & Rees, L.C., a law and business advisory firm, since 2004.  From 2002 to 2004, David served as CEO of English Language Learning and Instruction System, a publicly traded educational software company in Sandy, Utah.  David has also acted as general counsel to numerous public and private companies.  David was an associate in the Mergers & Acquisitions and Corporate Finance departments at the law firm of Skadden, Arps, Slate, Meagher & Flom in New York, NY.

David received his B.A. in History from Weber State University in 1990 and his J.D. from New York University in 1993.  David is 43 years of age.

Jamie McInelly is 30 years of age and has worked as a paralegal since 2003; and since January, 2010, she has worked for the Salt Lake City law firm of Vincent & Rees, L.C.  From 2007 to 2009, Ms. McInelly was employed with E. Craig Smay, P.C., a law firm in Salt Lake City, Utah, and from 2003 to 2008, she was employed with W. Andrew McCullough, Esq., as a paralegal.

Mr. Rees and Ms. McInelly will serve in their respective positions with the Company until the next respective annual meetings of the Board of Directors and shareholders of the Company or until their successors have been elected and qualified or their prior resignations.

No compensation arrangements have been made with Mr. Rees or Ms. McInelly.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIBROSAUN INTERNATIONAL, INC.

Date:	May 14, 2010	By:	/s/David C. Merrell
David C. Merrell
President

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